As filed with the Securities and Exchange Commission on August 3, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

O-I GLASS, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-2781933
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Michael Owens Way
Perrysburg, Ohio 43551-2999

(Address of Principal Executive Offices) (Zip Code)

O-I GLASS, INC. FOURTH AMENDED AND RESTATED 2017 INCENTIVE AWARD PLAN

(Full title of the plan)

Darrow A. Abrahams	Copy to:
Senior Vice President, General	Julia A. Thompson
Counsel and Corporate Secretary	Latham & Watkins LLP
O-I Glass, Inc.	555 11th Street, NW
One Michael Owens Way	Suite 1000
Perrysburg, Ohio 43551-2999	Washington, DC 20004
(567) 336-5000	(202) 637-2200

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed in order to register 6,250,000 additional shares of common stock, $0.01 par value per share (“Common Stock”), of O-I Glass, Inc. (the “Company” or the “Registrant”) that may be issued to participants pursuant to the O-I Glass, Inc. Fourth Amended and Restated 2017 Incentive Award Plan (the “Plan”). On May 9, 2023, stockholders of the Company approved an amendment and restatement of the Plan at the Company’s 2023 Annual Meeting of Share Owners, which increased the number of shares available to be granted as awards under the Plan by 6,250,000 shares.

This Registration Statement hereby incorporates by reference the contents of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on November 3, 2022 (File No. 333-268132) to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company has filed the following documents with the Securities and Exchange Commission (“SEC”), which are hereby incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 8, 2023, including portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 29, 2023, specifically incorporated by reference into the Annual Report on Form 10-K;

2.	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, filed with the SEC on April 26, 2023 and August 2, 2023, respectively;

3.	The Company’s Current Reports on Form 8-K filed with the SEC on May 10, 2023 and May 26, 2023; and

4.	The description of the Company’s Common Stock contained in Owens-Illinois, Inc.’s Registration Statement on Form 8-A filed on December 3, 1991, as amended.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents, except as to any portion of any document, including portions of a Current Report furnished under Items 2.02 or 7.01 of Form 8-K, that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement conflicts with a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of O-I Glass, Inc. (filed as Exhibit 3.2 to O-I Glass, Inc.’s, Paddock Enterprises, LLC’s and Owens-Illinois Group, Inc.’s Form 8-K12B dated December 25, 2019, File Nos. 1-9576 and 1-10956, and incorporated herein by reference).
4.2	Amended and Restated By-Laws of O-I Glass, Inc. (filed as Exhibit 3.1 to O-I Glass, Inc.’s Form 8-K dated December 6, 2022, File No. 1-9576, and incorporated herein by reference).
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	O-I Glass, Inc. Fourth Amended and Restated 2017 Incentive Award Plan (filed as Appendix B to O-I Glass, Inc.’s Definitive Proxy Statement on Schedule 14A, filed March 29, 2023, File No. 1-9576, and incorporated herein by reference).
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Perrysburg, state of Ohio, on the 3rd day of August, 2023.

O-I GLASS, INC.

By:	/s/ Darrow A. Abrahams
Darrow A. Abrahams
Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Andres A. Lopez, John A. Haudrich and Darrow A. Abrahams and each of them, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andres A. Lopez	President and Chief Executive Officer (Principal Executive Officer) and Director	August 3, 2023
Andres A. Lopez

/s/ John A. Haudrich	Senior Vice President and Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	August 3, 2023
John A. Haudrich

/s/ John H. Walker	Chairman of the Board	August 3, 2023
John H. Walker

/s/ Samuel R. Chapin	Director	August 3, 2023
Samuel R. Chapin

/s/ David V. Clark, II	Director	August 3, 2023
David V. Clark, II

/s/ Gordon J. Hardie	Director	August 3, 2023
Gordon J. Hardie

/s/ John Humphrey	Director	August 3, 2023
John Humphrey

/s/ Alan J. Murray	Director	August 3, 2023
Alan J. Murray

/s/ Hari N. Nair	Director	August 3, 2023
Hari N. Nair

/s/ Catherine I. Slater	Director	August 3, 2023
Catherine I. Slater

/s/ Carol A. Williams	Director	August 3, 2023
Carol A. Williams